Exhibit 10.1

Collaborative Research Agreement

PARTIES
UNSW	The University of New South Wales ABN 57 195 873 179, a body corporate established pursuant to the University of New South Wales Act 1989 (NSW) of UNSW Sydney NSW 2052, Australia
Collaborating Organisation(s)	The party or parties with contact details specified in Schedule 1.
Partner Organisation(s)	The party or parties with contact details specified in Schedule 1.

DETAILS
KEY DATES
Project Start Date (clause 1)	On the date the last party signs this agreement.
Project Completion Date (clause 1)	23 December 2022
PROJECT
Project (clause 1)
mRNA nanocell delivery system

Milestones:
• End of month 3 = first batch of siRNA ready for formulation experiments
• End of month 6 = first nanocell-siRNA formulation ready for in vitro testing (RPMI cells), > 10 mg siRNA batch ready
• End of month 9 = physical characterisation of nanocell-siRNA formulation completed (size, loading), stability studies initiated (before/after actuation)
• End of month 12 = in vitro RPMI tests completed, stability studies completed

Project Plan (clause 1.2(a))	☒ Attached at Schedule 3; or ☐ As above under ‘Project’.
Ethics/biosafety approval required (clause 1.6)	☐ YES ☒ NO

Collaborative Research Agreement

Recitals
A.	UNSW, together with the Collaborating Organisations, has been engaged by the Partner Organisation to undertake the Project

B.	The Partner Organisation has agreed to make their Total Contributions to UNSW in connection with the Project.

C.	The Parties agree to conduct the Project on the terms of this agreement.
Terms
1.	The Project

1.1	The parties must:
(a)	start the Project on the Project Start Date; and
(b)	use reasonable endeavours to complete the Project on or near the Project Completion Date or such other date as may be agreed by the parties.
1.2	The parties must carry out the Project:
(a)	in accordance with the Details and the Project Plan;
(b)	using Specified Personnel;
(c)	with due skill and care in accordance with generally accepted professional, scientific and ethical principles and standards applicable to the Project; and
(d)	in compliance with all applicable laws and regulations.
1.3
The parties acknowledge that research work is of its nature uncertain and that particular outcomes or results from the Project cannot be guaranteed.  No party will be liable to any other party for any loss or damage whether arising from that party’s failure to perform work on time or within the estimated costs of the Project or otherwise provided that party has used its reasonable endeavours in all respects in carrying out the Project.

1.4
The parties acknowledge that the Project may require approval by an institutional ethics and/or biosafety committees (or similar) of UNSW or the Collaborating Organisation(s).  The relevant party must use reasonable endeavours to promptly obtain that approval.  Before such approvals are obtained, the parties are not required to commence the Project.

1.5	UNSW and the Collaborating Organisation(s) must maintain complete and accurate records regarding the conduct and conclusions of the Project.

Collaborative Research Agreement

2.	Not Used

3.	General obligations

3.1	Each party must:
(a)	perform its Project Obligations;
(b)	co-operate with each other party and provide all other assistance, Material, equipment, facilities, resources as may be reasonably necessary to perform the Project; and
(c)
ensure that it and its employees and the employees of its subcontractors (if any) comply with each other party’s usual staff, safety and security practices while attending that party’s premises, as notified by that party or as might reasonably be inferred from the use of the premises.

3.2	No party may make any representation to the effect that a party has evaluated, tested, recommended, approved or endorsed any product or service, without the relevant party’s consent.
3.3
A party may only subcontract its obligations under this Agreement to a third party with the prior written consent of each other party. If each other party consents to a party subcontracting in accordance with this clause, the party who subcontracts remains primarily responsible for its obligations under this agreement.

4.	Contributions

4.1	Each party must provide its Total Contribution to the Project.
4.2	The Partner Organisation(s) must pay the Cash Contribution to UNSW:
(a)	in relation to the first instalment, promptly after the Project Start Date; and
(b)	in relation to each subsequent instalment, as per Payment Milestones specified in Schedule 2, following receipt of a Tax Invoice from UNSW.
4.3	UNSW must pay the Collaborating Organisation(s) the amounts and in the manner specified in Schedule 2, subject to UNSW receiving sufficient Cash Contributions from the Partner Organisation(s).
4.4	Unless specified otherwise, all monetary amounts expressed in this agreement are exclusive of GST.
4.5
A party must pay to the relevant party the amount specified on each Tax Invoice issued in accordance with clauses 4.2 or 4.3 by the due date specified on the Tax Invoice or if no due date is specified, within 30 days after the Tax Invoice is issued.

4.6	If any supply under this agreement is a Taxable Supply, the party making the supply may, in addition to any payment for the supply, recover the amount of the GST applicable to the supply.
4.7	Any amount of GST payable for a supply will be payable at the same time as the payment for the supply to which it relates.

Collaborative Research Agreement

5.	Project Management

5.1	Unless otherwise agreed between the parties, as soon as reasonably practicable after the Project Start Date, the parties must establish a Management Committee comprising:
(a)	2 nominees from UNSW;
(b)	2 nominees from the Collaborating Organisation(s); and
(c)	up to 2 nominees from the Partner Organisation(s).
5.2	A member of the Management Committee nominated by UNSW will chair the Management Committee.
5.3
The Management Committee will have general oversight of the conduct of the Project, including matters relating to the progress, direction and results of the Project and any disclosure of Project Intellectual Property.

5.4	The Management Committee will promptly report to UNSW any Project Intellectual Property developed during the Project.
5.5	The following matters may be considered at the first meeting of the Management Committee:
(a)	frequency and format of meetings to discuss the progress of the Project;
(b)	obligations to take and keep minutes of meetings;
(c)	protocols for making decisions in relation to the conduct of the Project; and
(d)	protocols for identifying, protecting and disclosing Project Intellectual Property.
5.6
The Management Committee may conduct its meetings by teleconference or videoconference.  The Management Committee may make decisions and take action as required under this agreement to carry out the Project.  The decision of a majority of the members of the Management Committee will be binding.  In the event of an even number of votes, the chair will have the deciding vote.

5.7	To avoid doubt, the Management Committee does not have the power to make any decisions in relation to Intellectual Property Rights or vary this agreement including to vary:
(a)	the Total Contributions; or
(b)	content or scope of the Project.
6.	Assets

6.1	Except as stated otherwise in the Project Plan, any Asset purchased wholly or partly with the Funds is owned by UNSW.
6.2	For the term of this agreement, each owner of Assets contributed to or acquired for the Project:
(a)	must make the Asset available for use by UNSW and the Collaborating Organisation(s) for purpose of the Project, as reasonably required;
(b)	must not sell, hire, charge, mortgage or otherwise encumber the Asset; and
(c)	is responsible for insurance, maintenance and, if required, repair and replacement of the Asset and any other costs and liabilities associated with the Asset.

Collaborative Research Agreement

7.	Intellectual Property

7.1
Each party grants to the other parties a non-exclusive, irrevocable, non-transferable, royalty-free licence for the duration of the Project to use their Background Intellectual Property solely for the purpose of conducting the Project. A party must not reverse engineer the other party’s Background Intellectual Property.

7.2	Except as otherwise specified in this agreement, each party acknowledges that nothing in this agreement assigns or grants any other rights to another party in any Background Intellectual Property.
7.3	The parties must use reasonable endeavours to ensure that their Specified Personnel promptly notify each other upon creation of Project Intellectual Property.
7.4
Subject to the Partner Organisation making its Total Contributions to UNSW, all Project IP will be jointly owned by the Parties as tenants in common in equal shares (except that a Student owns copyright in his/her thesis).  Each party assigns to the other parties an equal share of its right, title and interest in Project IP and agrees to do all things reasonably necessary to give effect to such ownership and assignment (including ensuring its employees, contractors, agents and students do the same).

7.5
Each Party grants to each other party an irrevocable, non-transferable, non-exclusive, free of cost licence (not including a right to sub-licence) to use the Project IP for the purposes of conducting the Project for the duration of the Project and for its own internal non-commercial purposes following completion of the Project.

7.6
The Parties shall consult with each one another as to whether any Project IP should be Commercialised. To the extent that any Project IP is capable of commercialisation, a commercialisation strategy will be agreed in good faith by the owners with the intention that commercialisation revenue is equally shared between the owners.

8.	Confidentiality and privacy

8.1	Each party:
(a)	may use Confidential Information of each other party solely for the purposes of this agreement;
(b)	except as permitted under clause 8.1(c), must keep confidential all Confidential Information of each other party; and
(c)	may disclose Confidential Information of each other party only to employees, contractors and Students who:
(i)	are aware and agree that the Confidential Information of each other party must be kept confidential; and
(ii)	either have a need to know (and only to the extent that each has a need to know), or have been specifically approved by that other party.
8.2
If a party wants to disclose another party’s Confidential Information to a person other than that other party, its employees, contractors or Students (Third Person), that party must require the Third Person to enter into a confidentiality agreement on substantially similar terms to those confidentiality requirements specified in clause 8.1.

8.3	Each party must comply with the reasonable directions of each other party in relation to the handling of any Personal Information that the party holds or has held.

Collaborative Research Agreement

9.	Publications

9.1	Each party is entitled to Publish the results of the Project provided that no Confidential Information owned by a non-publishing party is disclosed.
9.2	The publishing party must provide each other party with a copy of any Publication.
10.	Students

10.1	Parties who have enrolled Students who are involved in the Project agree that:
(a)	they must ensure that those Students comply with clause 8;
(b)	they must ensure that Project Intellectual Property developed by the Student is owned in accordance with clause 7, provided that the Student will own the copyright in his or her thesis;
(c)
the only restrictions on publishing a Student’s thesis will be those reasonably necessary to protect Confidential Information or the Project Intellectual Property (which in any case must be no longer than 12 months after completion of the Project);

(d)	the parties must not inhibit the right of a Student to have his or her thesis examined, but an examiner may be required to sign a confidentiality agreement to protect Confidential Information; and
(e)
before a Student becomes involved in the Project, the parties may require that the Student and the institution in which the Student is enrolled enter into a written agreement, in a form approved by UNSW, setting out the terms on which the Student is involved in Project, which must be consistent with the principles in this clause 10.

11.	Indemnity, warranties and limitations on liability

11.1	The parties exclude:
(a)
from this agreement all conditions, warranties and terms implied by statute, general law or custom, except those that cannot be excluded in law (Non‑excludable Conditions) such as certain warranties under the Competition and Consumer Act 2010 (Cth);

(b)
all liability to each other in contract for consequential or indirect damages suffered by the parties, lost profit, loss of anticipated savings or business or goodwill, claims by any third parties or costs and expenses associated with or incidental to any of the preceding examples, arising out of, or in connection with, the Project and this agreement even if the parties knew they were possible or they were otherwise foreseeable; and

(c)
all liability to each other in negligence or other non-contractual causes of action in respect of which liability can be excluded for acts or omissions of their respective employees, agents, contractors and Students arising out of or in connection with this agreement.

11.2	To the extent permitted by law, a party’s total liability to the other parties for breach of a Non-excludable Condition is limited to any one of the following options:
(i)	supplying, replacing or repairing the goods;
(ii)	paying the cost of supplying, repairing, or replacing the goods;
(iii)	supplying again; or
(iv)	paying the cost of supplying again, the services in respect of which the breach occurred.

Collaborative Research Agreement

11.3
Subject to clause 11.2, the total liability of a party otherwise in connection with this agreement or the Project for loss or damage of any kind whether arising in contract, tort (including negligence), equity, under statute or otherwise is limited to the amount equivalent to the Total Contribution of that party.

11.4
Subject to clause 11.2, each party’s liability under this agreement is reduced to the extent that any damage, liability, loss or cost arises from or is attributable to any act or omission of the other party (or parties), its employees, agents, contractors or Students.

11.5
Subject to clause 11.1 to 11.4 (inclusive), each party (Indemnifier) indemnifies the other party and its officers, employees, subcontractors, agents and Students (together, ‘those Indemnified’), and agrees to keep them indemnified, against all liability, loss, costs, damages or expense that those Indemnified may suffer or  incur, as a result of wilful misconduct, negligent act or omission, or unlawful act or omission on the part of the Indemnifier or its officers, employees, students, subcontractors or agents connected with this agreement.

12.	Insurance

12.1	Each party must take out, maintain and keep current, at its own cost:
(a)	workers compensation insurance in accordance with applicable law and awards;
(b)	public liability insurance appropriate to the party’s activities for an amount not less than $10 million; and
(c)
professional indemnity insurance for an amount not less than $5 million in respect of a claim for breach of professional duty whether incurred in contract, tort or otherwise or by reason of any act or omission of the party.

12.2	On request, a party must provide evidence to the other parties of the terms and currency of all insurance policies required under this agreement.
12.3	A party may act as its own insurer but only to the extent that it will be able to adequately meet its obligations under this agreement.
13.	Dispute resolution

13.1
No party may start arbitration, tribunal or court proceedings (except proceedings seeking interlocutory relief in a court of competent and applicable jurisdiction) in respect of a Dispute unless it has first complied with this clause.

13.2	The parties will use its best endeavours to co-operatively resolve a Dispute.
13.3
A party claiming that a Dispute has arisen must notify the other parties in writing.  The Dispute must then be referred immediately to the Vice-Chancellor (or delegate) of UNSW and the Collaborating Organisation(s) and General Manager or equivalent of the Partner Organisation(s) for resolution.

13.4
If the Dispute is not resolved within three days of such referral, the Dispute will be referred to a panel (Panel) for resolution.  Each party to the Dispute must nominate a senior representative for the Panel within three days of the referral to the Panel in accordance with this clause.

13.5	If a Dispute is referred to the Panel in accordance with clause 13.4, the Panel will meet to resolve the Dispute unless the Panel agrees to resolve the Dispute without need for a meeting.

Collaborative Research Agreement

13.6
The Panel may determine its own procedures for meetings.  Decisions of the Panel may only be made by unanimous agreement of the members of the Panel.  Any decision of the Panel will be final and binding on the parties and will be provided in writing to the parties.

13.7	If the Panel does not resolve the Dispute within ten days after the Dispute being referred to the Panel, then the Dispute must be referred to mediation in accordance with clauses 13.8 to 13.10.
13.8
The mediator may be appointed either by agreement or failing such agreement within five days after expiry of the period set out in clause 13.7, by reference to the President of the Law Society of New South Wales who will nominate a mediator.

13.9	The parties agree that:
(a)
each party will bear their respective costs of the mediation save that the mediator’s fee, fees for mediation rooms and costs of shares equipment facilities and services of the mediation will be shared equally;

(b)	the venue for the mediation will be agreed between the parties or, failing such agreement, will be nominated by the mediator;
(c)	each party may be legally represented if they so wish; and
(d)	the mediation will be conducted without prejudice and complete confidentiality will be preserved in respect of the mediation and any documents and information used at or in relation to the mediation.
13.10
If the Dispute or difference has not been resolved or mediated within 90 days after receipt of the notice specified in clause 13.3, a party may terminate the dispute resolution process by giving written notice to the other parties.

13.11	Prior to the resolution of a Dispute, each party must continue to perform its obligations under this agreement.
14.	Term and Termination

14.1	This agreement commences on the Project Start Date and expires three (3) months after the Project Completion Date unless the agreement is terminated earlier in accordance with this clause 14.
14.2	The parties may immediately terminate this agreement by mutual consent in writing.
14.3	If:
(a)	a party breaches any material term of this agreement not capable of remedy;
(b)	a party breaches any material term of this agreement capable of remedy and fails to remedy the breach within 30 days after receiving written notice requiring it to do so; or
(c)	any event of insolvency occurs in relation to the Partner Organisation(s) (whether or not notified), including any step to appoint a receiver, administrator, trustee in bankruptcy or liquidator, then:
(d)	the other party or parties may terminate this agreement in writing; or
(e)	the other party or parties may terminate the defaulting or insolvent party’s involvement in the Project and continue to perform the Project.

Collaborative Research Agreement

15.	Consequences of termination

15.1	On termination:
(a)
UNSW will be entitled to cease expenditure on the Project and be entitled to payment of costs and expenses that have been incurred or committed for the Project as at the effective date of termination which will not exceed the amount equivalent to the Total Contribution of the other parties for the year in which termination occurs;

(b)	if requested by a party (Requesting Party), the other parties must return to the Requesting Party all:
(i)	Background Intellectual Property of the Requesting Party in the other party’s possession or control; and
(ii)
Confidential Information of the Requesting Party in material form (including those parts of all notes or records of the other party containing Confidential Information of the Requesting Party) in the other party’s possession or control; and

(iii)	Property in their possession belonging to another party, and
(c)
if a party terminates this agreement under clause 2, the defaulting party must pay any reasonable costs incurred by the other party or parties directly attributable to the termination of this agreement.

15.2	Clauses 1.3, 3.2, 6 ‑ 13 (inclusive) and 15 and all clauses required to give them effect survive the expiration or termination of this agreement.
16.	Notices

16.1	A party giving notice or notifying under this agreement must do so in writing:
(a)	directed to the recipient’s address specified in the Schedule 1 as altered by any written notice; and
(b)	hand delivered or sent by prepaid post or email to that address.
16.2	A notice given in accordance with this clause is taken to be received:
(a)	if hand delivered, on delivery;
(b)	if sent by prepaid post, 3 days after the date of posting; or
(c)	if sent by email, when the email has entered the recipient’s server.
17.	Force Majeure Event

17.1
If a party (First Party) is partially or wholly precluded from complying with its obligations under this agreement by Force Majeure Event affecting the First Party, then the First Party’s obligation to perform in accordance with this agreement will be suspended for the duration of the delay arising out of the Force Majeure Event.

17.2	As soon as possible after a Force Majeure Event arises, the First Party must, if it has not already done so, notify the other parties of the:
(a)	Force Majeure Event;
(b)	extent to which the First Party is unable to perform its obligations under this agreement; and
(c)	likely duration of the First Party’s inability to perform.
17.3
If the Force Majeure Event affecting the First Party is likely to or does continue for 60 days or more, the other parties may terminate this agreement within immediate or later effect by giving the First Party written notice.

Collaborative Research Agreement

18.	No waiver

18.1	A party’s agreement to waive a right or entitlement under this agreement is only effective if that party gives written notice of that waiver to the party seeking the benefit of the waiver.
18.2	Waiver by a party of anything that another party must do under this agreement is not a waiver of any other right or entitlement under this agreement.
18.3	A failure or delay in exercising a right arising from a breach of this agreement is not a waiver of that right.
19.	General

19.1	This agreement may only be varied in writing by all the parties.
19.2
A party must not assign its rights or obligations under this agreement without the prior written consent of the other parties except that UNSW may assign its rights and obligations under this agreement to NSi by written notice to the other parties.

19.3
This agreement constitutes the entire agreement between the parties in relation to its subject matter and supersedes any previous agreement of the parties, or any other communication or representation made, in relation to its subject matter.

19.4
If a provision of this agreement is invalid, illegal or unenforceable, then to the extent of the invalidity, illegality or unenforceability, that provision must be ignored in the interpretation of this agreement.  All other provisions of this agreement remain in full force and effect.

19.5
Nothing in this agreement creates a relationship of employer and employee, principal and agent, or partnership between the parties.  A party has no authority to act for any other party or to create or assume a responsibility for an obligation of any other party.

19.6
A party may execute this agreement by signing a counterpart.  All counterparts constitute one document when taken together. A signed copy of this agreement made by photocopy, facsimile or PDF Adobe format will be considered an original and execution of this agreement will have occurred when each party holds such copy signed by the other party or parties to this agreement.

19.7	Each party must:
(a)	do or cause to be done all acts and things necessary or desirable to give effect to; and
(b)	refrain from doing all acts and things that could hinder performance by any party of, this agreement.
19.8	This agreement is governed by and must be construed in accordance with the laws of New South Wales. Each party:
(a)	irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales and all courts that have jurisdiction to hear appeals from them; and
(b)	waives any right to object to proceedings being brought in those courts for any reason.

Collaborative Research Agreement

20.	Definitions and Interpretation

20.1	In this agreement:
Asset means an item of real or personal property but does not include Intellectual Property Rights;
Background Intellectual Property means Intellectual Property Rights owned by or licensed to a party as at the Project Start Date, or acquired or developed by a party during the course of the Project independently of the Project, which that party has the right to license to third parties and which are necessary for the performance of the Project, including those specified in Schedule 2 or as subsequently notified in writing by the parties;
Cash Contribution means the cash component of the Total Contribution;
Confidential Information means all know how, financial information and other commercially valuable information in whatever form including unpatented inventions, trade secrets, formulae, graphs, drawings, designs, biological materials, samples, devices, models and other materials of whatever description which a party claims is confidential to itself and over which it has full control and includes all other such information that may be in the possession of a party’s employees or management.  Information is not confidential if:
(a)	it is or becomes part of the public domain unless it came into the public domain by a breach of confidentiality;
(b)	it is obtained lawfully from a third party without any breach of confidentiality;
(c)	it is already known by the recipient party (as shown by its written record) before the date of disclosure to it;
(d)	it is independently developed by an employee of the recipient party who has no knowledge of the disclosure under this Agreement;
(e)
required to be disclosed by a court, rule or governmental law or regulation, or the rules of any stock exchange, provided that the party making the disclosure provides prompt written notice to the other party of any such requirement; or

(f)	it is required to be disclosed pursuant to this agreement.
Details means the matters set out in the table on the front page(s) of this agreement;
Dispute means a dispute arising out of or relating to this agreement including a dispute about the breach, termination, validity, or subject matter of this agreement, or a claim in equity or in tort relating to the performance or non-performance of this agreement;
Force Majeure Event affecting a party means a circumstance beyond the reasonable control of that party causing that party to be unable to observe or perform on time an obligation under this agreement, including:
(a)	acts of God, lightning strikes, earthquakes, floods, storms, explosions, fires and any natural disaster; and
(b)	acts of public enemies, terrorism, riots, civil commotion, malicious damage, sabotage, revolution and acts of war and war, general strikes, embargo and power, water or other utility shortage;
GST has the same meaning as in the GST Law;

Collaborative Research Agreement

GST Law has the same meaning as in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) as amended or replaced from time to time;
In-kind Contribution means the in-kind component of the Total Contribution;
Intellectual Property Rights means all rights resulting from intellectual activity whether capable of protection by statute, common law or in equity, including copyright, discoveries, inventions, innovations, technical information and data, prototypes, processes, specifications, know‑how, patent rights, registered and unregistered trade marks, design rights, circuit layouts, plant varieties, the right to have confidential information kept confidential and all rights and interests of a like nature, together with any and all documentation and other material relating to such rights and interests;
Management Committee means the management committee for the Project established under clause 5;
Material means all materials in any form including all data, information, records, documents, databases and software (including source code and object code), other works and material and the subject matter of any category of Intellectual Property Rights;
Moral Rights means all present and future rights of integrity of authorship, rights of attribution of authorship, rights not to have authorship falsely attributed, and rights of a similar nature conferred by statute anywhere in the world;
NSi means NewSouth Innovations Pty Limited (ABN 25 000 263 025) a wholly owned subsidiary of UNSW responsible for managing and for entering into agreements in relation to Commercialisation of UNSW’s Intellectual Property;
Panel has the meaning in clause 13.4;
Personal Information means information or an opinion (including information or an opinion forming part of a database), whether true or not, and whether recorded in a material form or not, about an individual whose identity is apparent, or can reasonably be ascertained, from the information or opinion;
Publication means to publish by way of a paper, article, manuscript, report, poster, internet posting, presentation slides, abstract, video, outline, instruction material or other disclosure of Project Intellectual Property, in printed, electronic, oral or other form and Publish has a corresponding meaning;
Project means the research project and activities described in the Details including the creation of Project Intellectual Property, completed in accordance with this agreement;
Project Completion Date means the scheduled completion date for the Project specified in the Details;
Project IP means all Intellectual Property Rights created or developed as part of performing  the Project, but does not include Intellectual Property Rights in Background Intellectual Property;
Project Obligations of a party means that party’s obligations in relation to the Project as specified in Schedule 2;
Project Start Date means the start date for the Project specified in the Details;
Specified Personnel means those personnel specified in the Schedules to perform the Project;

Collaborative Research Agreement

Student means a student who is enrolled at UNSW or the Collaborating Organisation(s) and involved in the Project;
Tax Invoice has the same meaning as in the GST Law;
Taxable Supply has the same meaning as in the GST Law; and
Total Contribution of a party means the aggregate of the Cash Contribution and in-kind contribution to the Project as specified in Schedule 2.
20.2	Unless that context otherwise requires:
(a)	a word which denotes the singular denotes the plural and vice versa;
(b)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;
(c)	a reference to any legislation includes that legislation as amended, re-enacted consolidated or substituted;
(d)	a reference to a person includes a partnership and a body whether corporate or otherwise;
(e)	any use of the verb ‘includes’, or of words such as ‘for example’ or ‘such as’, do not limit anything else that is included in general speech; and
(f)	a reference to a thing or amount is a reference to the whole and each part of it.
20.3	This agreement may not be construed adversely to a party just because that party prepared it.
20.4
If there is any inconsistency between the terms and conditions of this agreement and the provisions of a schedule or annexure to this agreement, the terms and conditions of the agreement will prevail as between those terms and the provisions of the schedule will prevail as between the schedule and the annexure.

Collaborative Research Agreement

Executed as an agreement

Signed for and on behalf of the University of New South Wales by:
/s/ Debbie Docherty
Signature
Debbie Docherty
Name (please print) Manager, Research Grants and Contracts
Position 04/06/2022
Date of signing

Signed for and on behalf of the Medlab Clinical Ltd by :
/s/ Kerem Kaya
Signature
Kerem Kaya
Name (please print) CFO
Position 04/04/2022
Date of signing

Collaborative Research Agreement

Signed for and on behalf of Macquarie University by :
/s/ Dr Ross McLennan
Signature
Dr Ross McLennan
Name (please print) Pro Vice-Chancellor, Research Services
Position 04 April 2022
Date of signing

By signing this agreement, each signatory warrants that they have authority to enter into this agreement on behalf of the party they are stated to represent.

Collaborative Research Agreement

Schedule 1 – Party Details
The University of New South Wales/Administering Organisation
UNSW	The University of New South Wales ABN 57 1295 873 179, a body corporate established pursuant to the University of New South Wales Act 1989 (NSW) of UNSW Sydney NSW 2052 Australia
Notices	Attention: Director, Research Grants and Contracts Address: The University of New South Wales, UNSW Sydney NSW 2052 email: rgc@unsw.edu.au
Medlab Clinical Ltd/Partner Organisation

Medlab Clinical Ltd	ABN 51 169 149 071
Notices	Attention: Dr Sean Hall/CEO Address: Unit 5A, 11 Lord Street, Botany NSW 2019 Fax: N/A Email: sean_hall@medlab.co
Macquarie University/Collaborating Organisation

Macquarie University	ABN 90 952 801 237
Notices	Attention: Dr Ross McLennan, Pro Vice-Chancellor, Research Services Address: Ground Floor 16 Wally’s Walk Macquarie University NSW 2109 Email: research.postaward@mq.edu.au

Collaborative Research Agreement

Schedule 2 – Obligations, Contributions and Budget
Project Obligations
Role	As set out in the Project Plan.
Specified Personnel	Pall Thordarson, Chief Investigator
UNSW’s Background Intellectual Property	None specified.

Partner Organisation(s)
Medlab Clinical Ltd

Project Obligations
Role	As set out in the Project Plan.
Specified Personnel	Luis Vitetta, Director of Medical Research
Partner Organisation Background Intellectual Property
Special Conditions
Total of $50,000 to be contributed through Investment COVID-19 R&D Fund Tech Voucher scheme, total $50,000 to be contributed through Partner Organisation’s cash contributions. UNSW will send separate invoices to the Partner Organisation for the respective contributions per the below table:

Milestone	Investment NSW funds	Medlab funds
Execution of agreement	$25,000	$25,000
Completion of project	$25,000	$25,000
Total Contributions & Payment Milestones
Cash Contribution	Invoices for the cash contributions will be raised in accordance with special conditions above, clause 4.2, and as per payment Milestones:
Date Due/Milestone	Fee in AUD$ (GST exclusive)
Execution of Agreement	$50,000
Completion of project	$50,000
Subtotal	$100,000
GST	$10,000
Total including GST	$110,000
In-kind Contributions

Collaborating Organisation(s)
Macquarie University

Project Obligations
Role	As set out in the Project Plan.
Specified Personnel	Prof Daniela Traini
Collaborating Organisation’s Background Intellectual Property	N/A
Cash Contribution from Administering Organisation to Collaborating Organisation
As per clause 4.3, and as per payment Milestone:
Date Due/Milestone	Fee in AUD$ (GST exclusive)
Execution of Agreement	$25,000
Completion of project	$25,000
Subtotal	$50,000
GST	$5,000
Total including GST	$55,000

Total Contributions
In-kind Contributions	In-kind contribution of 0.1FTE, use of facilities and equipment

Collaborative Research Agreement

Schedule 3 – Project Plan